Exhibit 23.2



                      DASZKAL, BOLTON, MANELA, DEVLIN & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                   A PARTNERSHIP OF PROFESSIONAL ASSOCIATIONS

       2401 N.W. BOCA RATON BOULEVARD, SUITE 100 BOCA RATON, FLORIDA 33431
                   TELEPHONE (561) 367-1040 FAX (561) 750-3236



JEFFREY A. BOLTON, CPA, P.A.                    MEMBER OF THE AMERICAN INSTITUTE
MICHAEL I. DASZKAL, CPA, P.A.                   OF CERTIFIED PUBLIC ACCOUNTANTS
ROBERT A. MANELA, CPA, P.A.
TIMOTHY R. DEVLIN. CPA, P.A.
MICHAEL S. KRIDEL, CPA, P.A.






CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 33-78296,33-84554, and 33-11765) of Hydron
Technologies, Inc. and the related prospectuses of our audit report dated March 23, 2001 with respect to the consolidated balance sheets at December 31, 2000 and 1999 and consolidated statements of operations, shareholders' equity and cash flows of Hydron Technologies, Inc. and its subsidiaries then ended in the form 10-K for the year ended December 31, 2000.





                                /s/ Daszkal, Bolton, Manela, Devlin & Co., CPA's


Boca Raton, Florida
May 2, 2001

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